Exhibit 1(iii) under Form N-1A
                              Exhibit 3(a) under Item 601/Reg. S-K


                             FUNDMANAGER TRUST

                              AMENDMENT NO. 2
                                    TO
                          MASTER TRUST AGREEMENT

     AMENDMENT NO. 2 to the Master Trust Agreement of FundManager Trust (the `Trust'') dated February 7, 1995 (the ``Agreement''), made as of the 3rd day of October, 1996.


                                WITNESSTH:

     WHEREAS, on October 3, 1996 a majority of the Trustees voted to authorize a change in the name of each of the `Aggressive Growth Fund'', `Growth and Income Fund'', ``Growth Fund'', `Bond Fund'' and ``Managed Total Return Fund', Sub-Trusts of the Trusts, to ``Aggressive Growth Portfolio', ``Growth and Income Portfolio'', and ``Growth Portfolio',
`Bond Portfolio'' and ``Managed Total Return Portfolio'', respectively; and

     WHEREAS, the undersigned has been duly authorized by the Trustees to execute and file this Amendment No. 2 to the Agreement.

     The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the day and year first written above.
                                        FUNDMANAGER TRUST



                                        /s/  John J. Danello
                                        John J. Danello
                                        Executive Vice President

FM069